EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-31330) of our report dated June 29, 2009, relating to the statement of net assets available for plan benefits of the LaBarge, Inc. Employees Savings Plan as of December 31, 2008, the related statement of changes in net assets available for plan benefits for the year ended December 31, 2008, and the related supplemental schedule of assets (held at end of year) as of December 31, 2008, which report appears in the December 31, 2008 Annual Report on Form 11-K of the LaBarge, Inc. Employees Savings Plan.

/s/ Brown Smith Wallace, L.L.C.

St. Louis, Missouri
June 29, 2009

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Plan Administration Committee
LaBarge, Inc. Employee Savings Plan:

We consent to the incorporation by reference in Registration Statement No. 33‑31330 on Form S‑8 of LaBarge, Inc. of our report dated June 20, 2008, with respect to the statement of net assets available for plan benefits of the LaBarge, Inc. Employee Savings Plan as of December 31, 2007, the related statement of changes in net assets available for benefits for the year then ended, which report appears in the December 31, 2008 annual report on Form 11‑K of the LaBarge, Inc. Employee Savings Plan.

/s/ KPMG LLP

St. Louis, Missouri
June 29, 2009